Morgan Stanley Invesment Management Advised Funds*
Rule 10f-3 Transactions (Purchase of Securities by)
Portfolio From an Underwriting Syndicate in which an Affiliate is a Member) (1
January 1, 2002 - April 30, 2002


		PARTICIPATING		TRADE		PRICE		AMOUNT
UNDERWRITING	PORTFOLIO(s)/FUND(s)	DATE		PER SHARE (2)	 	PURCHASED


Rep. Of Philippines MS Emerging Markets Debt	1/9/02	99.331	2,360,000
		    MS Global Opportunity Bond		99.331	210,000
		 						 2,570,000


Rep. Of Phillippines	MS Emerging Markets Debt 3/5/02	0.9935	 2,510,000
		        MS Global Opportunity Bond	0.9935	 220,000

Cia Val Do Rio Doce	Latin American Discovery 3/20/02 24.50	 29,090
		        MS Emerging Markets		 24.50	 12,600
								 41,690

Federative Republic 	MS Emerging Market Debt	4/11/02	98.09	3,940,000
of Brazil 12% 4/15/10	MS  Global Opportunity Bond	98.09	 350,000



		PURCHASED		AMOUNT OF 		%
		FROM		OFFER	UW

Rep. Of Philippines
		 CS First Boston	750,000,000		0.315%
		 CS First Boston				0.028%
						                0.343%

Rep. Of Phillippines
		HSBC		100,000		2510.000%
		HSBC				220.000%
Cia Val Do Rio Doce
		Merrill Lynch 		68,511,164		0.042%
		Merrill Lynch 				        0.018%
						                 0.061%
Federative Republic
of Brazil 12% 4/15/10	JP Morgan 		100,000		0.525%
		        JP Morgan 				0.047%